Exhibit 99.35

2002-1

FIRST AMENDMENT TO PARTICIPATION AGREEMENT
[NW         ]

This FIRST AMENDMENT TO PARTICIPATION AGREEMENT [NW         ], dated as of [                  ], 2003, among NORTHWEST AIRLINES, INC., a Minnesota corporation (the “Owner”), NORTHWEST AIRLINES CORPORATION, a Delaware corporation (the “Guarantor”), U.S. BANK TRUST NATIONAL ASSOCIATION (as successor in interest to State Street Bank and Trust Company of Connecticut, National Association), a national banking association, not in its individual capacity except as otherwise expressly provided in any of the Operative Documents, but solely as trustee (in such capacity, the “Pass Through Trustee”) under each of the Pass Through Trust Agreements, U.S. BANK NATIONAL ASSOCIATION (as successor in interest to State Street Bank and Trust Company), not in its individual capacity, but solely as subordination agent and trustee (in such capacity, the “Subordination Agent”) under the Intercreditor Agreement, and U.S. BANK NATIONAL ASSOCIATION (as successor in interest to State Street Bank and Trust Company), a national banking association, (in its individual capacity, “U.S. Bank”) as Indenture Trustee under the Trust Indenture [NW         ] dated as of [                  ,         ] between the Indenture Trustee and the Owner (the “Trust Indenture”) (herein, in such latter capacity together with any successor indenture trustee, called the “Indenture Trustee”), to that certain Participation Agreement [NW         ], dated as of [                  ,         ] (the “Participation Agreement”), among the Owner, the Guarantor, U.S. Bank, the Pass Through Trustees, the Subordination Agent, the Indenture Trustee (the “Amendment”);

Except as otherwise defined in this Amendment, the terms used herein in capitalized form have the meanings attributed thereto in the Participation Agreement as amended by Section 1 of this Amendment.

WITNESSETH:

WHEREAS, concurrently with the execution and delivery of this Amendment, the Owner and the Indenture Trustee are entering into an amendment to the Trust Indenture (the “Amended Trust Indenture”) to provide for an increase in the interest rate payable on the Series D Secured Certificates on the terms provided therein; and

WHEREAS, U.S. Bank has succeeded to the interest of State Street Bank and Trust Company as Indenture Trustee under the Operative Documents and as Subordination Agent under the Operative Documents and the Intercreditor Agreement, and U.S. Bank Trust National Association has succeeded to the interest of State Street Bank and Trust Company of Connecticut, National Association as Pass Through Trustee under each of the Operative Documents, the Intercreditor Agreement and each of the Pass Through Trust Agreements;

WHEREAS, the parties hereto wish to amend the Participation Agreement in connection with the increase the interest rate payable on the Series D Secured Certificates.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.  Amendment of Section 7(c) to the Participation Agreement.  The first sentence of Section 7(c) of the Participation Agreement set forth in full in Exhibit L thereto is hereby amended by (i) inserting in the second line thereof immediately after the words “each Indemnitee”, the words “other than the 2003-1 Trustee”, (ii) inserting in the sixth line thereof immediately after the words “any Indemnitee” the parenthetical phrase “(other than the 2003-1 Trustee)” and (iii) by inserting immediately before the first semicolon the words and punctuation “, and the Owner hereby agrees to indemnify the Indemnitee which is the 2003-1 Trustee against, and agrees to protect, defend, save and keep the Indemnitee which is the 2003-1 Trustee harmless from (whether or not the transactions contemplated herein or in any of the other Operative Documents are consummated), any and all Expenses imposed on, incurred by or asserted against the Indemnitee which is the 2003-1 Trustee, in any way relating to or arising out of the Pledge Agreement or the Series D-1 Beneficial Interests or the enforcement of any of the terms thereof or any amendment, modification or waiver in respect thereof”.

SECTION 2.  Amendment of Section 9 of the Participation Agreement.

The second sentence of Section 9 of the Participation Agreement shall be deleted and replaced in its entirety with the following:

SECTION 3.  “The Owner agrees and acknowledges that the Liquidity Providers, the Policy Provider and the 2003-1 Trustee shall each be a third party beneficiary of the indemnities specifically provided for their respective benefit contained in Section 7(c) hereof and that the Policy Provider shall be a third party beneficiary of the indemnities contained in Section 7(b) hereof, and may rely on such indemnities to the same extent as if such indemnities were made directly to the Liquidity Providers, the Policy Provider or the 2003-1 Trustee, respectively.”

SECTION 4.  Amendment of Section 13 of the Participation Agreement.

(a)           The first sentence of Section 13(a) of the of the Participation Agreement shall be deleted and replaced in its entirety with the following:

“Except as otherwise defined in this Agreement, terms used herein in capitalized form shall have the meanings attributed thereto in Annex A to the Trust Indenture, as such Annex A is amended pursuant to Section 1 of Amendment No. 1 to Trust Indenture.”

SECTION 5.  Exchange of the Series D Secured Certificates.  The Class D Trustee hereby agrees to surrender all outstanding Series D Secured Certificates held by it to the Indenture Trustee in exchange for the new Series D Secured Certificates being issued pursuant to the Amended Trust Indenture. The Class D Trustee hereby directs the Owner and the Indenture Trustee to issue such Series D Secured Certificates to the Subordination Agent on behalf of the Class D Trustee.

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SECTION 6.  Acknowledgement of Guarantor.  The Guarantor hereby acknowledges that from and after the date hereof, the “Financial Obligations” guaranteed by the Guarantor under the Guarantee include the Owner’s payment obligations under the Series D Secured Certificates under the Trust Indenture as amended as of the date hereof.

SECTION 7.  Ratification.  Effective as of the date hereof, all references in the Participation Agreement to the “Participation Agreement” or the “Agreement” shall be deemed to refer to the Participation Agreement as amended by this Amendment, and the parties hereto confirm their respective obligations thereunder. Except as amended hereby, the Participation Agreement as heretofore supplemented continues and shall remain in full force and effect in all respects.

SECTION 8.  Counterparts.  This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 9.  Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.  Governing Law.  THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

SECTION 11.  Miscellaneous.  No term or provision of this Amendment may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each of the parties hereto (or their respective permitted successors or assigns).  The section and paragraph headings in this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Amendment.

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2002-1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

NORTHWEST AIRLINES, INC.,
Owner

By:
Name:
Title:

NORTHWEST AIRLINES CORPORATION,
Guarantor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION,
Indenture Trustee

By:
Name:
Title:

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise provided herein, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements,
Pass Through Trustee

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, except as otherwise provided herein, but solely as Subordination Agent
Subordination Agent

By:
Name:
Title: